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                                                                     EXHIBIT 4.3

                              ARTICLES OF AMENDMENT

                                     OF THE

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                  SKYWEST, INC.


       Pursuant to the provisions of the Utah Revised Business Corporation Act, the undersigned corporation (the "Corporation") hereby adopts the following Articles of Amendment to its Restated Articles of Incorporation, as amended:


                                       I.

       The name of the Corporation is SKYWEST, INC.


                                       II.

       The following amendment to the Restated Articles of Incorporation, as amended, of the Corporation was adopted by the shareholders of the Corporation on August 8, 2000 in the manner prescribed by the Utah Revised Business Corporation Act:

       Article IV(a) of the Restated Articles of Incorporation, as amended, of the Corporation is hereby amended to read as follows:

                                   ARTICLE IV

              (a) The total number of Common Shares which this Corporation shall have authority to issue is 120,000,000, no par value per share.


                                      III.

       The number of shares outstanding as of the record date established for identifying those shareholders entitled to vote with respect to the foregoing amendment was 24,784,497 shares of Common Stock, no par value (the "Common Stock"). The number of shares of the Common Stock entitled to vote on such amendment was 24,784,497 shares. The number of shares of the Common Stock represented at the Annual Meeting of Shareholders at which the foregoing



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amendment was approved was 22,258,596 shares. No other class of shares was issued and outstanding.

                                       IV.

       The number of shares of the Common Stock voted for the amendment to
Article IV(a) was 13,113,836; the number of shares which were voted against such amendment was 9,110,382; the number of shares that abstained was 20,262; and the number of broker non-votes was 14,116.




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       DATED this 8th day of August, 2000.

                                        SkyWest, Inc., a Utah corporation

                                        By:   /s/ JERRY ATKIN
                                           -------------------------------------
                                           (Signature)
                                        Its:  Jerry Atkin      President
                                            ------------------------------------
                                            (Name and Title)



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